UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 10, 2006

WORLD ENERGY SOLUTIONS, INC.

(Exact Name of Small Business Issuer in Its Charter)

Florida	0-25097	65-0783722
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3900A 31st Street North, St. Petersburg, Florida	33714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 727-525-5552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 8.01 Other Events.

On May 8, 2006, World Energy Solutions, Inc. (“WES” or the “Company”) entered into a Memorandum of Understanding (the “Memorandum”) with Chickasaw Nation Industries, Inc. (“CNI”) to facilitate the Company’s participation as a sub-consultant/subcontractor regarding construction projects pursued by the parties with CNI as the Lead Party/Prime Contractor. The purpose of the Memorandum is to provide a basic funding outline to facilitate the Company’s participation in projects with CNI.  Pursuant to the Memorandum, CNI may initially commit up to $1,000,000.00 to various construction projects mutually agreed upon and ultimately approved by CNI, such as hospitals, schools, federal facilities and/or hotels.  Each agreed upon project will be subject to a proposed performance contract containing terms and conditions that are mutually agreeable to WES and CNI.

The Memorandum follows the Teaming Agreement between WES and CNI dated December 20, 2005.  Under the one-year Teaming Agreement CNI and WES plan to jointly cooperate to bid on and make proposals for contracts to offer governmental entities/agencies and private customers comprehensive energy savings and construction solutions for government, commercial, industrial and residential facilities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

                                                (Registrant)

Dated: May 10, 2006

                                                By: /s/ Benjamin C. Croxton

Benjamin C. Croxton

                                                Chief Executive Officer

                                                Chief Financial Officer